CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus dated June 1, 2010 for Invesco Van Kampen Harbor Fund, that is incorporated by reference in the Proxy Statement/Prospectus in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement of AIM Growth Series (Invesco Growth Series) on Form N-14 (File No. 333-170590).
We also consent to the use of our report dated February 19, 2010 for Van Kampen Harbor Fund, that is incorporated by reference in the Statement of Additional Information in the Amendment.
We also consent to the reference to our firm as predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm” and to the incorporation by reference of our report dated February 19, 2010 for Van Kampen Harbor Fund, in the Statement of Additional Information dated July 28, 2010 of AIM Growth Series (Invesco Growth Series), that is incorporated by reference in the Statement of Additional Information in the Amendment.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
December 30, 2010